EXHIBIT 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Omeros Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	—	—	—	—	$—	$—	—	$—
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.01 per share	Rule 415(a)(6)	—		$—			S-3	333-235349	May 10, 2022	$—
	Equity	Preferred Stock, par value $0.01 per share	Rule 415(a)(6)	—		—			S-3	333-235349	May 10, 2022	—
	Debt	Debt Securities(2)	Rule 415(a)(6)	—		—			S-3	333-235349	May 10, 2022	—
	Other	Depositary Shares(3)	Rule 415(a)(6)	—		—			S-3	333-235349	May 10, 2022	—
	Other	Warrants	Rule 415(a)(6)	—		—			S-3	333-235349	May 10, 2022	—
	Other	Subscription Rights	Rule 415(a)(6)	—		—			S-3	333-235349	May 10, 2022	—
	Other	Units(4)	Rule 415(a)(6)	—		—			S-3	333-235349	May 10, 2022	—
	Unallocated (Universal) Shelf	—	Rule 415(a)(6)	—		$300,000,000(5)			S-3	333-235349	May 10, 2022	$27,810.00(5)
	Total Offering Amounts					$300,000,000		$0.00
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							$0.00

(1)	An indeterminate number and aggregate initial offering price of securities of each identified class are being registered as may from time to time be offered at indeterminate prices, including an indeterminate number or amount of securities that may be issued upon the exercise, settlement, exchange or conversion of securities offered hereunder, which together shall have an aggregate initial offering price not to exceed $300,000,000. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. In addition, pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), the common stock being registered hereunder includes such indeterminate number of shares of common stock as may be issuable as a result of stock splits, stock dividends or similar transactions.
(2)	If any debt securities are issued at an original issue discount, the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $300,000,000, less the aggregate dollar amount of all securities previously issued hereunder.
(3)	Each depositary share will be issued under a depositary agreement and will be evidenced by a depositary receipt.
(4)	Each unit will represent an interest in one or more other securities registered hereunder, which may or may not be separable from one another.
(5)	The Carry Forward Securities consist of $300,000,000 unsold securities previously registered under Post-Effective Amendment No. 1 to the registrant’s Registration Statement on Form S-3 (File No. 333-235349), which was filed by the registrant on March 1, 2022. In connection with the prior registration statement the registrant paid a filing fee of $27,810.00 pursuant to Rule 457(o) under the Securities Act. Pursuant to Rule 415(a)(6) under the Securities Act, the unsold securities are being moved to this registration statement and the previously paid registration fee (calculated with the filing fee rate in effect at the time of filing of Post-Effective Amendment No. 1 to the prior registration statement) will continue to be applied to such unsold securities, and no additional filing fee is due with respect to the Carry Forward Securities in connection with the filing of this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the primary offering of the unsold securities under the previous registration statement is deemed terminated upon the effectiveness of this registration statement and prior to such time the registrant may continue to offer and sell securities under the prior registration statement pursuant to Rule 415(a)(5) under the Securities Act.